CORTEX PHARMACEUTICALS, INC. AND PIER PHARMACEUTICALS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2012

	Cortex Pharmaceuticals,	Pier Pharmaceuticals,		Pro Forma Adjustments and Eliminations			Pro Forma Consolidated
	Inc.	Inc.		Debit		Credit	Companies
ASSETS
Current assets:
Cash and cash equivalents	$532,876	$26,783					$559,659
Capitalized financing costs	20,658	-					20,658
Other current assets	47,388	1,397					48,785
Total current assets	600,922	28,180					629,102

Property and equipment, net	48,375	3,636					52,011
Investment in Pier Pharmaceuticals, Inc.	-	-	(3)	2,076,667	(6)	2,076,667	-
Exclusive license agreement			(6)	3,398,024			3,398,024
Deposits	29,545	-					29,545

Total assets	$678,842	$31,816					$4,108,682

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	$678,543	$33,587	(3)	28,583			$683,547
Accrued compensation and related expenses	343,478	30,000	(3)	30,000	(5)	430,000	773,478
Accrued merger costs	133,447	107,511	(3)	222,452	(1)	268,375	562,504
			(7)	70,006	(2)	345,629
Note payable to Samyang, including accrued interest, net of unamortized discount	271,892	-					271,892
Convertible notes payable to related parties, including accrued interest	-	456,850	(3)	456,850			-
Convertible note payable to unrelated party, including accrued interest	-	456,850	(3)	456,850			-
Advance for MCI project, including accrued interest	325,789	-					325,789
Total current liabilities	1,753,149	1,084,798					2,617,210

Stockholders’ equity (deficiency):
Series A convertible preferred stock	-	1,252	(6)	1,252			-
Series B convertible preferred stock	21,703	-					21,703
Common stock	85,624	850	(6)	850	(3)	58,418	144,042
Additional paid-in capital	121,516,230	1,649,692	(6)	1,649,692	(3)	3,212,984	125,039,214
					(4)	310,000
Accumulated deficit	(122,697,864)	(2,704,776	)(1)	268,375	(6)	2,973,151	(123,713,487)
			(5)	430,000	(7)	70,006
			(4)	310,000
			(2)	345,629
Total stockholders’ equity (deficiency)	(1,074,307)	(1,052,982)					1,491,472

Total liabilities and stockholders’ equity (deficiency)	$678,842	$31,816					$4,108,682

Pro Forma Adjustments:

(1)	To record additional actual cash merger costs on the books of Pier Pharmaceuticals, Inc. (“Pier”) as follows:

Total actual cash merger costs incurred by Pier	$375,886
(See December 31, 2011 pro forma statement of operations adjustment no. 1)
Less merger costs already incurred by Pier and included in accumulated deficit	107,511
(See June 30, 2012 pro forma statement of operations adjustment no. 1)
Total additional actual cash merger costs incurred by Pier	$268,375

(2)	To record additional actual cash merger costs on the books of Cortex Pharmaceuticals, Inc. (“Cortex”) as follows:

Total actual cash merger costs incurred by Cortex	$506,876
(See December 31, 2011 pro forma statement of operations adjustment no. 2)
Less merger costs already incurred by Cortex and included in accumulated deficit	161,247
(See June 30, 2012 pro forma statement of operations adjustment no. 2)
Total additional actual cash merger costs incurred by Cortex	$345,629

(3)	To record the issuance of 58,417,895 shares of Cortex $0.001 par value common stock, with an aggregate fair value of $3,271,402 ($0.056 per share), which was the quoted market price of Cortex common stock when the merger agreement closed on August 10, 2012. Pursuant to the merger agreement, former Pier common and preferred stockholders received 40,033,874 shares, former Pier note holders received 14,049,256 shares, former Pier employees and consultants received 1,032,774 shares, and 3,301,991 shares were issued as merger success fees to Aurora Capital LLC and/or its assignees, in exchange for each outstanding share of Pier capital stock, the cancellation of notes payable, and in payment of accrued wages and fees.

(4)	To record the fair value of options granted to purchase up to 5,166,668 shares of Cortex common stock to two former Cortex officers whose positions were eliminated in connection with the merger agreement.

(5)	To record the cash severance obligation of Cortex to two former Cortex officers whose positions were eliminated in connection with the merger agreement.

(6)	To eliminate investment in subsidiary and to set-up the fair value of a license agreement acquired in connection with the merger agreement (See pro forma note C).

(7)	To eliminate accrued merger costs incurred by Pier that are also accrued by Cortex as guarantor (Latham & Watkins) from the books of Cortex.

Pro Forma Notes:

(A)	The pro forma balance sheet has been prepared as if the merger had occurred on June 30, 2012. The financial information contained herein for Cortex has been derived from its unaudited financial statements as included in the Cortex Quarterly Report on Form 10-Q for the six months ended June 30, 2012. The financial information contained herein for Pier has been derived from its unaudited financial statements for the six months ended June 30, 2012.

(B)	Pro forma entries are recorded to the extent they are a direct result of the merger and are factually supportable.

(C)	The amount of consideration paid, in excess of the fair value of the net tangible assets acquired, has been attributed to an exclusive license agreement between Pier and the University of Illinois. For pro forma purposes, the fair value of the net tangible assets acquired was deemed to be their net book value as of the pro forma date. The license is for rights to utilize certain patents and patent applications for the remaining duration of the underlying patents, approximately 173 months from the pro forma date (June 30, 2012). The fair value attributed to the exclusive license agreement has been calculated as follows:

Total number of Cortex common shares issued at closing date (August 10, 2012)	58,417,895
Market value per share at merger closing date (August 10, 2012)	$0.0560
Total market value of common shares issued at merger closing date (August 10, 2012)	$3,271,402
Plus amount of liabilities assumed at pro forma date (June 30, 2012)	$158,438
Total consideration paid	$3,429,840
Less fair value of tangible assets acquired at pro forma date (June 30, 2012)	$(31,816)
Fair value attributed to exclusive license agreement at pro forma date (June 30, 2012)	$3,398,024